                                                                EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                           HORIZON HEALTH GROUP, INC.



         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for such corporation.

                                   ARTICLE I

         The name of the corporation is Horizon Health Group, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The Corporation is authorized to issue two classes of capital stock to be designated "Common Stock" and "Preferred Stock", respectively. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 20,500,000 shares, consisting of 500,000 shares of Preferred Stock, $.10 par value per share, and 20,000,000 shares of Common Stock, $.01 par value per share.

                                  COMMON STOCK

         (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared by the board of directors at any time or from time to time out of any funds legally available therefor.

         (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

                                PREFERRED STOCK

         The Board of Directors of the Corporation is expressly authorized to cause the Preferred Stock to be issued from time to time, in one or more series, and in connection with each such series to determine and fix by the resolution or resolutions providing for the issuance of such shares of Preferred Stock the number and designation thereof, the powers, designations, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, including but not limited to with respect to the matters set forth below:

         (a) The number of shares which shall constitute each such series and the distinctive designation thereof;

         (b) The voting powers, full, limited or contingent, if any, to which holders of shares of each such series shall be entitled;

         (c) The dividend rate or rates, if any, the terms, conditions and dates upon which any such dividend or dividends shall be payable, the relation which such dividend or dividends shall bear to the dividends payable on any other class or classes or series of capital stock, and whether such dividend or dividends shall be cumulative or non-cumulative, in whole or in part, participating or non- participating;

         (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price or prices and the terms and conditions thereof;

         (e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of such series, if any;

         (f) The amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and the priority in which such payments shall be made in relation to other series or classes of capital stock of the Corporation;

         (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of capital stock of the Corporation and, if convertible or exchangeable, the conversion price or prices or rate or rates of conversion or exchange and such other terms and conditions of conversion or exchange as shall be stated in said resolution or resolutions;

         (h) The terms, conditions and amounts of any obligations of the Corporation to repurchase the shares of such series, subject to any applicable limitations imposed by law; and

         (i) Such other designations, powers, preferences, rights, qualifications, limitations, or restrictions thereof as it may deem advisable, as permitted by law, and as shall be stated in said resolution or resolutions.

         (j) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         Except as otherwise required by law or by a resolution or resolutions of the Board of Directors adopted pursuant to this Article IV, the holders of the Preferred Stock shall not be entitled to vote at any meeting of stockholders or otherwise to participate in any action taken by the Corporation or its stockholders.

                                    GENERAL

         (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, as such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                   ARTICLE V

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors constituting the Board of Directors shall be one or more as established from time to time in the manner provided in the Bylaws of the Corporation. Each director shall continue to hold office until the expiration of his or her term or, if earlier, his or her removal, resignation or death.

         The name and mailing address of the persons who are to serve as the directors of the Corporation until the first annual meeting of the stockholders, or until their respective successors are elected and qualified are:


         NAME                     ADDRESS
         ----                     -------
         James Ken Newman     700 El Paseo
                              Denton, Texas 76205

         Bryan P. Marsal      15303 Dallas Parkway, Suite 1400
                              Dallas, Texas 75248

         David T. Vandewater  15303 Dallas Parkway, Suite 1400
                              Dallas, Texas 75248



                                   ARTICLE VI

         The period of duration of the Corporation is perpetual.

                                  ARTICLE VII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation except as otherwise provided in the Bylaws.

                                  ARTICLE VIII

         Elections of Directors need not be by written ballot.

                                   ARTICLE IX

         To the full extent permitted by Delaware law, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the Corporation. Specifically, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing elimination of liability to the Corporation or its shareholders for monetary damages is not exclusive of any other rights or limitations of liability or indemnity to which a director may be entitled under any other provision of the Certificate of Incorporation or Bylaws of the Corporation, contract or agreement, vote of shareholders and/or disinterested directors, or otherwise.

                                   ARTICLE X

         Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. Unless otherwise required by applicable law, the books and records of the Corporation may be kept either within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

         No contract or transaction between the Corporation and one or more of its directors, officer, or shareholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or shareholders are directors, officers, or shareholders or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders); or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE XII

         The Corporation shall indemnify any person who was, is, or is threatened to be made a part to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director who is elected and accepts the position of director of the Corporation or elects to continue to serve as a director of the Corporation while this Article XII is in effect. Any repeal or amendment of this Article XII shall be prospective only and shall not limit the rights of any such director or the obligations of the Corporation with respect to any claim arising from or related to the services of such director in any of the foregoing capacities prior to any such repeal or amendment to this Article
XII. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. ln the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lease to such an action, suit or proceeding.

                                  ARTICLE XIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to such reservation.

                                  ARTICLE XIV

         The name and address of the incorporator is:


         NAME                              ADDRESS
         ----                              -------
         David K. Meyercord                4300 NCNB Plaza
                                           901 Main Street
                                           Dallas, Texas 75202


         The undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly I have hereunto set my hand this 6th day of July, 1989.




                                       /s/ David K. Meyercord
                                       ----------------------------------
                                       David K. Meyercord

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           HORIZON HEALTH GROUP, INC.


         Horizon Health Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation which amends the first paragraph of Article IV thereof to decrease the number of shares of authorized Common Stock, declaring said amendment to be advisable and calling for the same to be submitted to the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first paragraph of Article IV thereof to reduce the authorized number of shares of Common Stock from 20,000,000 shares to 2,000,000 shares so that, as hereby amended, the first paragraph of said Article IV shall be and read in its entirety as follows:

                   "The Corporation is authorized to issue two
             classes of capital stock to be designated "Common Stock" and "Preferred Stock," respectively. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,500,000 shares, consisting of 500,000 shares of Preferred Stock, $.10 par value per share, and 2,000,000 shares of Common Stock, $.01 par value per share.

         SECOND: Thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, the holders of all outstanding shares of capital stock of all classes of the Corporation executed a written consent adopting and approving the aforesaid amendment.

         THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: The capital of the Corporation shall not be reduced or increased under or by reason of said amendments.

         IN WITNESS WHEREOF, said Horizon Health Group, Inc. has caused this Certificate to be signed by James Ken Newman, its President, and attested to by James H. Johnson, its Assistant Secretary, this 14th day of August, 1989.


                                        HORIZON HEALTH GROUP, INC.



                                        By:/s/ James Ken Newman
                                           --------------------------------
                                           James Ken Newman, President

ATTEST:


/s/ James H. Johnson
---------------------------
James H. Johnson,
Assistant Secretary



STATE OF TEXAS            )
                          )       SS
COUNTY OF DALLAS          )


         On this 24th day of August, 1989, before me, Paula Lagergren, a Notary Public in and for said State, personally appeared James Ken Newman, the President of Horizon Health Group, Inc., known to me to be the person who executed the within Certificate of Amendment to Certificate of Incorporation of Horizon Health Group, Inc. on behalf of said corporation and acknowledged to me that he executed said Certificate of Amendment as the act and deed of said corporation for the purposes and in the capacity therein stated and that the facts stated therein are true.


                                        /s/ Paula Lagergren
                                        -------------------------------
                                        NOTARY PUBLIC
                                        STATE OF TEXAS


                                        My Commission Expires:

                                        6/22/92
                                        -------------------------------

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

(a) The name of the corporation (hereinafter called the "corporation") is Horizon Health Group, Inc.

(b) The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, Dover, DE 19901

(c) The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

(d) The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 10, 1990.


                                        /s/ James H. Johnson
                                        ----------------------------------
                                        James H. Johnson,
                                        Vice President


Attest:


/s/ David P. Gamble
-----------------------------------
David P. Gamble, Asst. Secretary

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                             AND REGISTERED OFFICE

                                   * * * * *



         HORIZON HEALTH GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent

         The Board of Directors of Horizon Health Group, Inc. adopted the following resolution on the 30 day of October, 1990.

                 Resolved, that the registered office of

                 in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, HORIZON HEALTH GROUP, INC. has caused this statement to be signed by JAMES KEN NEWMAN, its President and attested by JERRY
G. BROWDER, its Secretary this 30 day of October, 1990.


                                        By:/s/ James Ken Newman
                                           -------------------------------
                                                            President


ATTEST:


/s/ Jerry G. Browder
-------------------------------
                  Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                           HORIZON HEALTH GROUP, INC.


         Horizon Health Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company, and submitted such amendment to the Stockholders of the Company for consideration thereof:

                 RESOLVED, that the name of the Company be changed to "Horizon Mental Health Services, Inc." and that the Certificate of Incorporation of the Company previously filed with the Secretary of State of Delaware be amended as follows:

                 Article I is hereby amended in its entirety to read as follows:

     "The name of the corporation is Horizon Mental Health Services, Inc."

         SECOND: That thereafter, the Stockholders of the Company entitled to vote thereon approved and adopted the amendment by unanimous written consent in accordance with sections 228 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Horizon Health Group, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by James Ken Newman, its President, and James W. McAtee, its Secretary, this 6th day of February, 1992.

                                        HORIZON HEALTH GROUP, INC.


                                        By:/s/ James Ken Newman
[SEAL]                                     ---------------------------------
                                           James Ken Newman, President


Attest:


By:/s/ James W. McAtee
   ---------------------------------
     James W. McAtee, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      HORIZON MENTAL HEALTH SERVICES, INC.



         Horizon Mental Health Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Company duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation which amends the first paragraph of Article IV thereof to increase the number of shares of authorized Common Stock, declaring said amendment to be advisable and calling for the same to be submitted to the stockholders of the Company for consideration. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the first paragraph of Article IV thereof to increase the authorized number of shares of Common Stock from 2,000,000 shares to 4,000,000 shares so that, as hereby amended, the first paragraph of said Article IV shall be and read in its entirety as follows:

                 "The Corporation is authorized to issue two classes of capital stock to be designated `Common Stock' and `Preferred Stock,' respectively. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 4,500,000 shares, consisting of 500,000 shares of Preferred Stock, $.10 par value per share, and 4,000,000 shares of Common Stock, $.01 par value per share.

         SECOND: That thereafter, the Stockholders of the Company entitled to vote thereon approved and adopted the amendment by unanimous written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: The capital of the Corporation shall not be reduced or increased under or by reason of said amendments.

         IN WITNESS WHEREOF, Horizon Mental Health Services, Inc. has caused this certificate to be signed by James Ken Newman, its President, and attested by James W. McAtee, its Secretary, this 4th day of April, 1994.


                                        HORIZON MENTAL HEALTH SERVICES, INC.


                                        By:/s/ James Ken Newman
                                           ---------------------------------
                                           James Ken Newman, President


Attest:


By:/s/ James W. McAtee
   ---------------------------------
     James W. McAtee, Secretary

                      HORIZON MENTAL HEALTH SERVICES, INC.

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


         The undersigned officers of Horizon Mental Health Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

         (e) That the Board of Directors of the Corporation at a regularly scheduled Board of Directors Meeting on August 25, 1994, and in accordance with Sections 141 (f) and 242 of the General Corporation Law of the State of Delaware, unanimously adopted resolutions proposing that ARTICLE I of the Certificate of Incorporation of the Corporation, be amended as set forth in Exhibit A attached hereto (the "Amendment") and directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for its consideration and approval.

         (f) That the stockholders of the Corporation entitled to vote thereon approved and adopted the Amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned offices of the Corporation do hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereto set our hands this 16th day of September, 1994.

                                        HORIZON MENTAL HEALTH SERVICES, INC.


                                        By:/s/ James Ken Newman
[SEAL]                                     ---------------------------------
                                           James Ken Newman, President


Attest:


By:/s/ James W. McAtee
   ---------------------------------
     James W. McAtee, Secretary

                                   EXHIBIT A


         RESOLVED, that the Certificate of Incorporation of the Company, previously filed with the Delaware Secretary of State, be amended as follows:

         Article I of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

     The name of the corporation is Horizon Mental Health Management, Inc.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                     HORIZON MENTAL HEALTH MANAGEMENT, INC.



         Horizon Mental Health Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation which amends the first paragraph of Article IV thereof to increase the number of shares of authorized Common Stock, declaring said amendment to be advisable and calling for the same to be submitted to the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first paragraph of Article IV thereof to increase the number of authorized shares of Common Stock from 4,000,000 shares to 10,000,000 shares so that, as hereby amended, the first paragraph of said Article IV shall be and read in its entirety as follows:

                 The Corporation is authorized to issue two classes of capital stock to be designated "Common Stock" and "Preferred Stock," respectively. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 10,500,000 shares, consisting of 500,000 shares of Preferred Stock, $.10 par value per share, and 10,000,000 shares of Common Stock, $.01 par value per share.

         SECOND: Thereafter, the stockholders of the Corporation entitled to vote thereon approved and adopted the foregoing amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and any written notice required by Section 228 of the General Corporation Law of the State of Delaware was duly given as provided in said
Section 228.

         THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: The capital of the Corporation shall not be reduced or increased under or by reason of said amendments.

         IN WITNESS WHEREOF, Horizon Mental Health Management, Inc. has caused this certificate to be signed by James Ken Newman, its President, this 31st day of January, 1995.



                                        HORIZON MENTAL HEALTH MANAGEMENT, INC.



                                        By:/s/ James Ken Newman
                                           ---------------------------------
                                           James Ken Newman, President

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                     HORIZON MENTAL HEALTH MANAGEMENT, INC.


         Horizon Mental Health Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation which amends the first paragraph of Article IV thereof to increase the number of shares of authorized Common Stock, declaring said amendment to be advisable and calling for the same to be submitted to the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of Horizon Mental Health Management, Inc., as heretofore amended, be further amended by changing the first paragraph of Article IV thereof to increase the number of authorized shares of Common Stock from 10,000,000 shares to 40,000,000 shares so that, as hereby amended, the first paragraph of said Article IV shall be and read in its entirety as follows:

                 The Corporation is authorized to issue two classes of capital stock to be designated "Common Stock" and "Preferred Stock," respectively. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 40,500,000 shares, consisting of 500,000 shares of Preferred Stock, $.10 par value per share, and 40,000,000 shares of Common Stock, $.01 par value per share.

         SECOND: Thereafter, the stockholders of the Corporation entitled to vote thereon approved and duly adopted the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at the Annual Meeting of Stockholders of the Corporation held on January 29, 1997.

         THIRD: The capital of the Corporation shall not be reduced or increased under or by reason of said amendment.

         IN WITNESS WHEREOF, Horizon Mental Health Management, Inc. has caused this certificate to be signed by James Ken Newman, its President, this 4th day of February, 1997.

                                       HORIZON MENTAL HEALTH MANAGEMENT, INC.



                                        By:/s/ James Ken Newman
                                           ---------------------------------
                                           James Ken Newman, President





                                     - 2 -